Exhibit 11


                       LOTUS DEVELOPMENT CORPORATION

                  Computation of Primary and Fully Diluted
                            Earnings Per Share
                   (in thousands, except per share data)

                                                                          Years Ended December 31,
                                                                      -----------------------------
                                                                          1994      1993      1992
                                                                      ---------  --------  --------

Net income (loss).................................................... ($20,879)  $55,535   $80,403
                                                                      =========  ========  ========

Weighted average shares outstanding during the year .................   47,013    43,089    42,306
Common equivalent shares ............................................       --     1,632       688
                                                                      ---------  --------  --------
Common and common equivalent shares outstanding for
   purpose of calculating primary net income (loss) per share .......   47,013    44,721    42,994
Incremental shares to reflect full dilution .........................       --       924        --
                                                                      ---------  --------  --------
Total shares for purpose of calculating
   fully diluted net income (loss) per share ........................   47,013    45,645    42,994
                                                                      =========  ========  ========

Primary net income (loss) per share .................................   ($0.44)    $1.24     $1.87
                                                                      =========  ========  ========

Fully diluted net income (loss) per share ...........................   ($0.44)    $1.22     $1.87
                                                                      =========  ========  ========


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